CONFORMED COPY





                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                 June 22, 1997

                                     among

                         TANDEM COMPUTERS INCORPORATED

                          COMPAQ COMPUTER CORPORATION

                                      and

                             COMPAQ-PROJECT, INC.


                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----
                                   ARTICLE 1
                                  The Merger

Section 1.01.  The Merger..............................................1
Section 1.02.  Conversion of Shares....................................1
Section 1.03.  Surrender and Payment...................................2
Section 1.04.  Stock Options...........................................3
Section 1.05.  Employee Stock Purchase Plan............................4
Section 1.06.  Adjustments.............................................4
Section 1.07.  Fractional Shares.......................................4
Section 1.08.  Withholding Rights......................................4
Section 1.09.  Lost Certificates.......................................5

                                   ARTICLE 2
                           The Surviving Corporation

Section 2.01.  Certificate of Incorporation............................5
Section 2.02.  Bylaws..................................................5
Section 2.03.  Directors and Officers..................................5

                                   ARTICLE 3
                 Representations and Warranties of the Company

Section 3.01.  Corporate Existence and Power...........................6
Section 3.02.  Corporate Authorization.................................6
Section 3.03.  Governmental Authorization..............................7
Section 3.04.  Non-contravention.......................................7
Section 3.05.  Capitalization..........................................8
Section 3.06.  Subsidiaries............................................8
Section 3.07.  SEC Filings.............................................9
Section 3.08.  Financial Statements....................................9
Section 3.09.  Disclosure Documents...................................10
Section 3.10.  Absence of Certain Changes.............................10
Section 3.11.  No Undisclosed Material Liabilities....................12
Section 3.12.  Compliance with Laws and Court Orders..................13
Section 3.13.  Litigation.............................................13
Section 3.14.  Finders' Fees..........................................13
Section 3.15.  Taxes..................................................13
Section 3.16.  Employee Benefit Plans.................................14
Section 3.17.  Environmental Matters..................................15
Section 3.18.  Pooling; Tax Treatment.................................16
Section 3.19.  Opinion of Financial Advisor...........................16
Section 3.20.  Patents and Other Proprietary Rights...................17
Section 3.21.  Antitakeover Statutes and Rights Agreement.............18

                                   ARTICLE 4
                   Representations and Warranties of Parent

Section 4.01.  Corporate Existence and Power..........................18
Section 4.02.  Corporate Authorization................................18
Section 4.03.  Governmental Authorization.............................19
Section 4.04.  Non-contravention......................................19
Section 4.05.  Capitalization.........................................19
Section 4.06.  Subsidiaries...........................................20
Section 4.07.  SEC Filings............................................21
Section 4.08.  Financial Statements...................................21
Section 4.09.  Disclosure Documents...................................22
Section 4.10.  Absence of Certain Changes.............................22
Section 4.11.  No Undisclosed Material Liabilities....................23
Section 4.12.  Compliance with Laws and Court Orders..................23
Section 4.13.  Litigation.............................................24
Section 4.14.  Finders' Fees..........................................24
Section 4.15.  Taxes..................................................24
Section 4.16.  Employee Benefit Plans.................................24
Section 4.17.  Environmental Matters..................................26
Section 4.18.  Pooling; Tax Treatment.................................26
Section 4.19.  Opinion of Financial Advisor...........................26
Section 4.20.  Patents and Other Proprietary Rights...................27

                                   ARTICLE 5
                           Covenants of the Company

Section 5.01.  Conduct of the Company.................................28
Section 5.02.  Stockholder Meeting; Proxy Material....................29
Section 5.03.  Other Offers...........................................29

                                   ARTICLE 6
                              Covenants of Parent

Section 6.01.  Conduct of Parent......................................30
Section 6.02.  Obligations of Merger Subsidiary.......................31
Section 6.03.  Voting of Shares.......................................31
Section 6.04.  Director and Officer Liability.........................31
Section 6.05.  Registration Statement; Form S-8.......................31
Section 6.06.  Stock Exchange Listing.................................31
Section 6.07.  Employee Benefits......................................32
Section 6.08.  Board Candidate........................................32

                                   ARTICLE 7
                      Covenants of Parent and the Company

Section 7.01.  Reasonable Best Efforts................................32
Section 7.02.  Certain Filings........................................32
Section 7.03.  Public Announcements...................................33
Section 7.04.  Further Assurances.....................................33
Section 7.05.  Notices of Certain Events..............................33
Section 7.06.  Tax-free Reorganization; Pooling.......................34
Section 7.07.  Affiliates.............................................34
Section 7.08.  Access to Information; Confidentiality.................34

                                   ARTICLE 8
                           Conditions to the Merger

Section 8.01.  Conditions to the Obligations of Each Party............35
Section 8.02.  Conditions to the Obligations of Parent
                            and Merger Subsidiary.....................36
Section 8.03.  Conditions to the Obligations of the Company...........36

                                   ARTICLE 9
                                  Termination

Section 9.01.  Termination............................................37
Section 9.02.  Effect of Termination..................................38

                                  ARTICLE 10
                                 Miscellaneous

Section 10.01.  Notices...............................................38
Section 10.02.  Survival of Representations and Warranties............39
Section 10.03.  Amendments; No Waivers................................40
Section 10.04.  Expenses..............................................40
Section 10.05.  Successors and Assigns................................41
Section 10.06.  Governing Law.........................................41
Section 10.07.  Jurisdiction..........................................41
Section 10.08.  WAIVER OF JURY TRIAL..................................41
Section 10.09.  Counterparts; Effectiveness...........................42
Section 10.10.  Entire Agreement......................................42
Section 10.11.  Captions..............................................42
Section 10.12.  Severability..........................................42
Section 10.13.  Specific Performance..................................42
Section 10.14.  Definitions and Usage.................................42


                                 AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER dated as of June 22, 1997 among Tandem Computers Incorporated, a Delaware corporation (the "Company"), Compaq Computer Corporation, a Delaware corporation ("Parent"), and Compaq-Project, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary").

               The parties hereto agree as follows:


                                   ARTICLE 1

                                  The Merger

               Section 1.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

               (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth herein the Company and Merger Subsidiary will file a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger).

               (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

               Section 1.02.  Conversion of Shares.  At the Effective Time:

               (a) each share of common stock, $.025 par value, of the Company ("Company Stock") outstanding immediately prior to the Effective Time shall (except as otherwise provided in Section 1.02(b)) be converted into the right to receive 0.21 shares (the "Merger Consideration") of common stock, $.01 par value, of Parent ("Parent Stock");

               (b) each share of Company Stock held by the Company as treasury stock or owned by Parent or any of its subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

               (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

               Section 1.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing Company Stock (the "Certificates") for the Merger Consideration. As of the Effective Time, Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of shares of Company Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent).

               (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

               (c) If any portion of the Merger Consideration is to be paid to a person (as defined in Section 10.14) other than the person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

               (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article.

               (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares of Company Stock. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

               (f) No dividends, interest or other distributions with respect to securities of Parent constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the securities of Parent have been registered, all dividends, interest and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time.

               Section 1.04. Stock Options. At the Effective Time, each option to purchase shares of Company Stock outstanding under any employee stock option or compensation plan or arrangement of the Company, whether or not exercisable, and whether or not vested, shall be canceled, and Parent shall issue in exchange therefor an option to purchase shares of Parent Stock (a "Substitute Option"). The number of shares of Parent Stock subject to such Substitute Option and the exercise price thereunder shall be computed in compliance with the requirements of Section 424(a) of the Internal Revenue Code of 1986 (the "Code") and such Substitute Option shall be subject to substantially all of the other terms and conditions of the original option to which it relates. Prior to the Effective Time, the Company will obtain such consents, if any, as may be necessary to give effect to the transactions contemplated by this Section. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section. The Company represents that neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will cause the acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of the Company. Except as contemplated by this Section, the Company will not, after the date hereof, without the written consent of Parent, amend any outstanding options to purchase shares of Company Stock (including accelerating the vesting or lapse of repurchase rights or obligations).

               Section 1.05. Employee Stock Purchase Plan. As of the Effective Time, the Company's Employee Stock Purchase Plan shall be terminated. The rights of participants in such Plan with respect to any offering period then underway under such Plan shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions (including, if appropriate, amending the terms of the Company's Employee Stock Purchase Plan) that are necessary to give effect to the transactions contemplated by this Section.

               Section 1.06. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change (other than cancellation of the Company's Stock Purchase Plan) in the outstanding shares of capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be adjusted appropriately.

               Section 1.07. Fractional Shares. No fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the closing sale price of the Parent Stock on the New York Stock Exchange on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Stock to which such holder would otherwise have been entitled.

               Section 1.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               Section 1.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificates as contemplated by this Article.


                                   ARTICLE 2

                           The Surviving Corporation

               Section 2.01.  Certificate of Incorporation.  The
certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law, except that
Article 1 shall be amended to read "The name of the company is Tandem Computers Incorporated."

               Section 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving
Corporation until amended in accordance with applicable law.

               Section 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation. The Company's Board of Directors will cause the aforementioned directors of Merger Subsidiary to constitute "Continuing Directors" for purposes of Paragraph 15 of the Company's 1997 Stock Plan and for purposes of any analogous provision of any other stock-based plan of the Company.



                                   ARTICLE 3

                 Representations and Warranties of the Company

               The Company represents and warrants to Parent that, except as disclosed in the Company Schedule of Exceptions:

               Section 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect (as defined in Section 10.14) on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect.

               Section 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the Company Stock Option Agreement dated the date hereof ("Company Stock Option Agreement") and the consummation of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. No other vote of the holders of the Company's capital stock is necessary in connection with this Agreement or the Company Stock Option Agreement or the consummation of the transactions contemplated hereby and thereby. This Agreement and the Company Stock Option Agreement constitute valid and binding agreements of the Company.

               (b) The Company's Board of Directors, at a meeting duly called and held, has determined that this Agreement, the Company Stock Option Agreement and the transactions contemplated hereby and thereby (including the Merger) are fair to and in the best interests of the Company's stockholders, approved and adopted this Agreement and the Company Stock Option Agreement and the transactions contemplated hereby and thereby (including the Merger), and resolved (subject to Section 5.02) to recommend approval and adoption of this Agreement by its stockholders. The Company has been advised that the Company's Chief Executive Officer and President intend to vote in favor of the approval and adoption of this Agreement at the Company Stockholder Meeting (as defined in Section 5.02(a)).

               Section 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the Company Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of a certificate of merger in accordance with Delaware Law, compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act"), the Securities Act of 1933 ("1933 Act"), the Securities Exchange Act of 1934 ("1934 Act"), foreign or state securities or Blue Sky laws and Council Regulation No. 4064/89 of the European Community (the "EC Merger Regulation"), and any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or by the Company Stock Option Agreement.

               Section 3.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the Company Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not violate the certificate of incorporation or bylaws of the Company, assuming compliance with the matters referred to in Section 3.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or
business of  the Company or any of its subsidiaries or   result in the
creation or imposition of any Lien on any asset of the Company or any of its subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Company Stock Option Agreement. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset.

               Section 3.05. Capitalization. The authorized capital stock of the Company consists of 396,000,000 shares of Company Stock, 4,000,000 shares of junior common stock, $.025 par value, and 2,400,000 shares of preferred stock, $.10 par value (of which 800,000 shares are designated as Series A Participating Preferred Stock). No shares of junior common stock or preferred stock have been issued. As of June 20, 1997, there were outstanding 116,601,373 shares of Company Stock and options to purchase an aggregate of 19,607,561 shares of Company Stock at an average exercise price of $12.852 per share (of which options to purchase an aggregate of 10,573,000 shares of Company Stock were exercisable). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section and except for changes since June 20, 1997 resulting from the exercise of employee stock options outstanding on such date, there are no outstanding shares of capital stock or voting securities of the Company, securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.
There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

               Section 3.06. Subsidiaries.  (a) Each subsidiary (as defined in
Section 10.14) of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on the Company. Each subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company. All material subsidiaries of the Company and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended September 30, 1996 ("Company 10-K").

               (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the 1933 Act. Except as set forth in this Section, there are no outstanding shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries, securities of the Company or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of the Company's subsidiaries or options or other rights to acquire from the Company or any of its subsidiaries, or other obligation of the Company or any of its subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of the Company's subsidiaries. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (iii) above.

               Section 3.07. SEC Filings. (a) The Company has delivered to Parent the Company's annual report on Form 10-K for its fiscal year ended September 30, 1996, its quarterly reports on Form 10-Q for its fiscal quarters ended after September 30, 1996, its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since September 30, 1996 and all of its other reports, statements, schedules and registration statements filed with the Securities and Exchange Commission ("SEC") since September 30, 1996 (the documents referred to in this Section 3.07(a) being referred to collectively as the "Company SEC Filings") . The Company's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1997 is referred to herein as the "Company 10-Q".

               (b) As of its filing date, each Company SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

               (c) As of its filing date, each Company SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Filings fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of March 31, 1997 set forth in the Company 10-Q and "Company Balance Sheet Date" means March 31, 1997.

               Section 3.09. Disclosure Documents. (a) The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on the approval and adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Company Proxy Statement or any amendment or supplement thereto based upon information furnished to the Company by Parent for use therein.

               (b) None of the information furnished to Parent for use in (or incorporation by reference in) the Registration Statement (as defined in
Section 4.09(a)) or any amendment or supplement thereto will contain, at the time the Registration Statement or any amendment or supplement thereto becomes effective or at the Effective Time, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein not misleading.

               Section 3.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

               (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on the Company (other than adverse effects on revenues resulting from the announcement, fact or any aspect of the transactions contemplated by this Agreement);

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries;

               (c) except for amendments to the Company's Rights Agreement contemplated by Section 3.21, any amendment of any material term of any outstanding security of the Company or any of its subsidiaries;

               (d) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

               (e) any creation or other incurrence by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course consistent with past practices;

               (f) any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions to or investments in wholly-owned subsidiaries of the Company made in the ordinary course consistent with past practices;

               (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its subsidiaries which would, individually or in the aggregate, have a material adverse effect on the Company;

               (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

               (i) any change in any method of accounting, method of tax accounting, or accounting practice by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or Regulation S-X promulgated under the 1934 Act;

               (j) any (i) grant of any severance or termination pay to (x) any employee of the Company or any of its subsidiaries (other than officers (as defined in Section 10.14) or directors) other than ordinary course grants in amounts consistent with past practices or (y) any director or officer of the Company or any of its subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable to directors or officers;

               (k) any material labor dispute, other than routine individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

               (l) any tax election, other than those consistent with past practice, not required by law or any settlement or compromise of any tax liability in either case that is material to the Company and its subsidiaries, taken as a whole.

               Section 3.11. No Undisclosed Material Liabilities. There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

               (a) liabilities or obligations provided for in the Company Balance Sheet or disclosed in the notes thereto;

               (b) other liabilities or obligations (including, without limitation, liabilities and obligations incurred in the ordinary course of business), which would not, individually or in the aggregate, have a material adverse effect on the Company; and

               (c) liabilities or obligations under this Agreement.

               Section 3.12. Compliance with Laws and Court Orders. The
Company and each of its subsidiaries is and has been in compliance with, and to the knowledge (as defined in Section 10.14) of the Company, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company.

               Section 3.13. Litigation. Except as set forth in the Company SEC Filings prior to the date hereof, there is no action, suit, investigation, audit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would, individually or in the aggregate, have a material adverse effect on the Company.

               Section 3.14. Finders' Fees. Except for Lehman Brothers and Bain & Company, a copy of whose engagement agreements has been provided to Parent, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

               Section 3.15. Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a material adverse effect on the Company, all tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by, or with respect to, the Company and its subsidiaries have been filed in accordance with all applicable laws; the Company and its subsidiaries have timely paid all taxes shown as due and payable on the Company Returns that have been so filed, and, as of the time of filing, the Company Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its subsidiaries (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); the Company and its subsidiaries have made provision for all taxes payable by the Company and its subsidiaries for which no Company Return has yet been filed; the charges, accruals and reserves for taxes with respect to the Company and its subsidiaries reflected on the Company Balance Sheet are adequate under United States generally accepted accounting principles ("GAAP") to cover the tax liabilities accruing through the date thereof; there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; (vi) neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code; and (vii) neither the Company nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent.

               Section 3.16. Employee Benefit Plans. (a) The Company has provided Parent with a list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy applicable to any director or officer of the Company and each material plan or arrangement, (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any of its affiliates (as defined in Section 10.14) and covers any employee or former employee of the Company or any of its affiliates, or under which the Company or any of its affiliates has any liability. Copies of such "employee benefit plans" (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Company Employee Plans".

               (b) Each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, order, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on the Company.

               (c) At no time has the Company or any person who was at that time an affiliate of the Company maintained an employee benefit plan subject to Title IV of ERISA.

               (d) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

               (e) No director or officer or, to the knowledge of the Company, other employee of the Company or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of the Company or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

               (f) No Company Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its subsidiaries.

               (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

               Section 3.17. Environmental Matters. (a) Except as set forth in the Company SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a material adverse effect on the Company,

               (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

              (ii) the Company is and has been in compliance with all Environmental Laws and all Environmental Permits; and

             (iii) there are no liabilities of or relating to the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

               (b) Neither the Company nor any of its subsidiaries owns or leases or has owned or leased any real property in New Jersey or Connecticut.

               (c) The following terms shall have the meaning set forth below:

               "Company" and "its subsidiaries" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of the Company or any of its subsidiaries.

               "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

               "Environmental Permits" means, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such person as currently conducted.

               Section 3.18. Pooling; Tax Treatment. (a) The Company intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

               (b) Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment as described in (a) above or as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").

               Section 3.19. Opinion of Financial Advisor. The Company's Board of Directors has received the opinion of Lehman Brothers, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view, and such opinion has not been withdrawn.

               Section 3.20. Patents and Other Proprietary Rights. The Company and its subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights and processes of which the Company is aware that are material to its business as now conducted (collectively the "Company Intellectual Property Rights"). Except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company, the Company and its subsidiaries have not assigned, hypothecated or otherwise encumbered any of the Company Intellectual Property Rights and none of the licenses included in the Company Intellectual Property Rights purports to grant sole or exclusive licenses to another person including, without limitation, sole or exclusive licenses limited to specific fields of use. To the best of the Company's knowledge, the patents owned by the Company and its subsidiaries are valid and enforceable and any patent issuing from patent applications of the Company and its subsidiaries will be valid and enforceable, except as such invalidity or unenforceability would not, individually or in the aggregate, have a material adverse effect on the Company. The Company has no knowledge of any infringement by any other person of any of the Company Intellectual Property Rights, and the Company and its subsidiaries have not, to the Company's knowledge, entered into any agreement to indemnify any other party against any charge of infringement of any of the Company Intellectual Property Rights, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. To the best of the Company's knowledge, the Company and its subsidiaries have not and do not violate or infringe any intellectual property right of any other person, and neither the Company nor any of its subsidiaries have received any communication alleging that it violates or infringes the intellectual property right of any other person, except for such matters as would not, individually or in the aggregate, have a material adverse effect on the Company. Except for such matters as would not, individually or in the aggregate, have a material adverse effect in the Company, the Company and its subsidiaries have not been sued for infringing any intellectual property right of another person. None of the Company Intellectual Property Rights or other know-how relating to the business of the Company and its subsidiaries, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company or any affiliate thereof to any person other than those persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law.

               Section 3.21. Antitakeover Statutes and Rights Agreement. The Board of Directors of the Company has approved this Agreement and the Company Stock Option Agreement and the transactions contemplated hereby and thereby, and neither Section 203 of the Delaware Law nor any other antitakeover or similar statute or regulation applies or purports to apply to the transactions contemplated hereby or thereby. The Company has taken all action necessary to render the rights issued pursuant to the terms of the Company's Rights Agreement inapplicable to the Merger, this Agreement, the Company Stock Option Agreement and the other transactions contemplated hereby and thereby.


                                   ARTICLE 4

                   Representations and Warranties of Parent

               Parent represents and warrants to the Company that, except as disclosed in the Parent Schedule of Exceptions:

               Section 4.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and Parent has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

               Section 4.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, and by Parent of the Company Stock Option Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, and the Company Stock Option Agreement constitutes a valid and binding agreement of Parent.

               Section 4.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and by Parent of the Company Stock Option Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of a certificate of merger in accordance with Delaware Law, compliance with any applicable requirements of the HSR Act, the 1933 Act, the 1934 Act, foreign or state securities or Blue Sky laws and the EC Merger Regulation, and (c) any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of the Parent to consummate the transactions contemplated by this Agreement or by the Company Stock Option Agreement.

               Section 4.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and by Parent of the Company Stock Option Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby and thereby do not and will not violate the certificate of incorporation or bylaws of Parent or Merger Subsidiary, assuming compliance with the matters referred to in Section 4.03, violate any applicable law, rule, regulation, judgment, injunction, order or decree, require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its subsidiaries or to a loss of any benefit to which Parent or any of its subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent or any of its subsidiaries or result in the creation or imposition of any Lien on any asset of Parent or any of its subsidiaries except, in the case of clauses (ii), (iii) and (iv), for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or by the Company Stock Option Agreement.

               Section 4.05. Capitalization. (a) The authorized capital stock of Parent consists of 1,000,000,000 shares of Parent Stock, and 10,000,000 shares of preferred stock , $.01 par value. No shares of preferred stock
have been issued.   As of June 19, 1997, there were outstanding 276,436,009
shares of Parent Stock and options to purchase an aggregate of 25,628,058 shares of Parent Stock at an average exercise price of $42.88 per share (of which options to purchase an aggregate of 11,774,823 shares of Parent Stock were exercisable). All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section and except for changes since June 19, 1997 resulting from the transactions contemplated hereby, the exercise of stock options or the grant of stock based compensation to directors or employees or from the issuance of stock in connection with a merger or other acquisition or business combination determined by Parent's Board of Directors to be in the best interests of Parent and its stockholders, there are no outstanding shares of capital stock or voting securities of Parent, securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (i), (ii) or (iii) above.

               (b) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable and the issuance thereof is not subject to any preemptive or other similar right.

               Section 4.06. Subsidiaries. (a) Each subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a material adverse effect on Parent. Each subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on Parent. All material subsidiaries of Parent and their respective jurisdictions of incorporation are identified in Parent's annual report on Form 10-K for the fiscal year ended December 31, 1996 ("Parent 10-K").

               (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), other than any restrictions imposed under the 1933 Act. Except as set forth in this Section, there are no outstanding shares of capital stock or other voting securities or ownership interests in any of Parent's subsidiaries, securities of Parent or any of its subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its subsidiaries or options or other rights to acquire from Parent or any of its subsidiaries, or other obligation of Parent or any of its subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any of Parent's subsidiaries. There are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i), (ii) or (ii) above.

               Section 4.07. SEC Filings. (a) Parent has delivered to the Company its annual report on Form 10-K for its fiscal year ended December 31, 1996, its quarterly reports on Form 10-Q for its fiscal quarters ended after December 31, 1996, its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since December 31, 1996, and all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1996 (the documents referred to in this Section 4.07(a) being referred to collectively as the "Parent SEC Filings"). The Parent's quarterly report on Form 10-Q for its fiscal quarter ended March 31, 1997 is referred to herein as the "Parent 10-Q".

               (b) As of its filing date, each Parent SEC Filing complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

               (c) As of its filing date, each Parent SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (d) Each such registration statement as amended or supplemented, if applicable, filed pursuant to the 1933 Act did not, as of the date such statement or amendment became effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Filings fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Parent Balance Sheet" means the consolidated balance sheet of Parent as of March 31, 1997 set forth in the Parent 10-Q and "Parent Balance Sheet Date" means March 31, 1997.

               Section 4.09. Disclosure Documents. (a) The registration statement of Parent to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, if applicable, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading. The foregoing representations and warranties will not apply to statements or omissions included in the Registration Statement or any amendment or supplement thereto based upon information furnished to Parent or Merger Subsidiary by the Company for use therein.

               (b) None of the information furnished to the Company for use in (or incorporation by reference in) the Company Proxy Statement or any amendment or supplement thereto will contain, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company or at the time the stockholders vote on the approval and adoption of this Agreement, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

               Section 4.10. Absence of Certain Changes. Since the Parent Balance Sheet Date, the business of Parent and its subsidiaries has been conducted in the ordinary course consistent with past practices, and there has not been:

               (a) any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a material adverse effect on Parent (other than adverse effects on revenues resulting from the announcement, fact or any aspect of the transactions contemplated by this Agreement);

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Parent or any of its subsidiaries;

               (c) any change in any method of accounting, method of tax accounting, or accounting practice by Parent or any of its subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the 1934 Act;

               (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of its subsidiaries which would, individually or in the aggregate, have a material adverse effect on Parent; or

               (e) any material labor dispute, other than routine individual grievances, or, to the knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its subsidiaries, which employees were not subject to a collective bargaining agreement at the Parent Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

               Section 4.11. No Undisclosed Material Liabilities. There are no liabilities of Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

               (a) liabilities or obligations provided for in the Parent Balance Sheet or disclosed in the notes thereto;

               (b) other liabilities or obligations (including, without limitation, liabilities and obligations incurred in the ordinary course of business), which would not, individually or in the aggregate, have a material adverse effect on Parent; and

               (c) liabilities or obligations under this Agreement.

               Section 4.12.  Compliance with Laws and Court Orders.
Parent and each of its subsidiaries is and has been in compliance with, and to the knowledge of Parent, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent.

               Section 4.13. Litigation. Except as set forth in the Parent SEC Filings prior to the date hereof, there is no action, suit, investigation, audit, or proceeding pending against, or to the knowledge of Parent threatened against or affecting, Parent or any of its subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would, individually or in the aggregate, have a material adverse effect on Parent.

               Section 4.14. Finders' Fees. Except for Greenhill & Co. L.L.C. and Morgan Stanley & Co. Incorporated, a copy of whose engagement agreements have been provided to the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

               Section 4.15. Taxes. Except as set forth in the Parent Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a material adverse effect on Parent, all tax returns, statements, reports and forms (collectively, the "Parent Returns") required to be filed with any taxing authority by, or with respect to, Parent and its
subsidiaries have been filed in accordance with all applicable laws;   Parent
and its subsidiaries have timely paid all taxes shown as due and payable on the Parent Returns that have been so filed, and, as of the time of filing, the Parent Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Parent and its subsidiaries (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Parent Balance Sheet); Parent and its subsidiaries have made provision for all taxes payable by Parent and its subsidiaries for which no Parent Return has yet been filed; the charges, accruals and reserves for taxes with respect to Parent and its subsidiaries reflected on Parent Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Parent or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; (vi) neither the Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (vii) neither the Parent nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Parent was the common parent.

               Section 4.16. Employee Benefit Plans. (a) Each Parent Employee Plan, as hereinafter defined, has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, order, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a material adverse effect on Parent. For purposes of this Agreement, "Parent Employee Plan" shall mean each material "employee benefit plan" as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each plan or arrangement, (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Parent or any affiliate of Parent and covers any employee or former employee of Parent or any affiliate of Parent or under which Parent or any affiliate of Parent has any liability.

               (b) At no time has Parent or any person who was at that time an affiliate of Parent maintained an employee benefit plan subject to Title IV of ERISA.

               (c) Each Parent Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code.

               (d) Except as disclosed in writing to the Company prior to the date hereof, there has been no amendment to, written interpretation or announcement (whether or not written) by Parent or any of its affiliates relating to, or change in employee participation or coverage under, any Parent Employee Plan which would increase materially the expense of maintaining such Parent Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Parent Balance Sheet Date.

               (e) No director or officer or, to the knowledge of Parent, other employee of Parent or any of its subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby.
Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any employee of Parent or any of its subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

               Section 4.17. Environmental Matters. Except as set forth in the Parent SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a material adverse on Parent,

               (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Parent, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

              (ii) Parent is and has been in compliance with all Environmental Laws and all Environmental Permits; and

             (iii) there are no liabilities of or relating to Parent or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law, and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

               "Parent" and "its subsidiaries" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Parent or any of its subsidiaries.

               Section 4.18. Pooling; Tax Treatment. (a) Parent intends that the Merger be accounted for under the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants (APB No. 16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the SEC.

               (b) Neither Parent nor any of its affiliates has taken or agreed to take any action that would prevent the Merger from qualifying for "pooling of interests" accounting treatment as described in (a) above or as a 368 Reorganization.

               Section 4.19. Opinion of Financial Advisor. Parent's Board of Directors has received the opinions of Greenhill & Co. L.L.C. and Morgan Stanley & Co. Incorporated, financial advisors to Parent, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Parent's stockholders from a financial point of view, and such opinions have not been withdrawn.

               Section 4.20. Patents and Other Proprietary Rights. Parent and its subsidiaries have rights to use, whether through ownership, licensing or otherwise, all patents, trademarks, service marks, trade names, copyrights, trade secrets, and other proprietary rights and processes of which the Parent is aware that are material to its business as now conducted (collectively the "Parent Intellectual Property Rights"). Except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent, (a) Parent and its subsidiaries have not assigned, hypothecated or otherwise encumbered any of the Parent Intellectual Property Rights and none of the licenses included in the Parent Intellectual Property Rights purports to grant sole or exclusive licenses to another person, including, without limitation, sole or exclusive licenses limited to specific fields of use. To the best of Parent's knowledge, the patents owned by Parent and its subsidiaries are valid and enforceable and any patent issuing from patent applications of Parent and its subsidiaries will be valid and enforceable, except as such invalidity or unenforce ability would not, individually or in the aggregate, have a material adverse effect on Parent. Parent has no knowledge of any infringement by any other person of any of the Parent Intellectual Property Rights, and Parent and its subsidiaries have not, to Parent's knowledge, entered into any agreement to indemnify any other party against any charge of infringement of any of the Parent Intellectual Property Rights, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent. To the best of Parent's knowledge, Parent and its subsidiaries have not and do not violate or infringe any intellectual property right of any other person, and neither Parent nor any of its subsidiaries have received any communication alleging that it violates or infringes the intellectual property right of any other person, except for such matters as would not, individually or in the aggregate, have a material adverse effect on Parent. Except for such matters as would not, individually or in the aggregate, have a material effect on Parent, Parent and its subsidiaries have not been sued for infringing any intellectual property right of another person. None of the Parent
Intellectual Property Rights or other know-how relating to the business of Parent and its subsidiaries, the value of which to Parent is contingent upon maintenance of the confidentiality thereof, has been disclosed by Parent or any affiliate thereof to any person other than those persons who are bound to hold such information in confidence pursuant to confidentiality agreements or by operation of law.


                                   ARTICLE 5

                           Covenants of the Company

               The Company agrees that:

               Section 5.01. Conduct of the Company. The Company agrees that from the date hereof until the Effective Time, except with the prior written consent of Parent, the Company and its subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

               (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

               (b) the Company will not, and will not permit any of its subsidiaries to, merge or consolidate with any other person or acquire a material amount of assets of any other person;

               (c) the Company will not, and will not permit any of its subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments and in the ordinary course consistent with past practice;

               (d) the Company will not, and will not permit any of its subsidiaries, to take any action that would make any representation and warranty of the Company hereunder materially inaccurate in any respect at, or as of any time prior to, the Effective Time;

               (e) the Company will not, and will not permit any of its subsidiaries to enter into any licensing agreement or other similar arrangement with respect to any Company Intellectual Property Right, except that:

                    (i) ServerNet software may be licensed to non-affiliates
               of the Company in the ordinary course of business on terms and conditions not materially different than under ServerNet software licenses existing as of the date hereof;

                   (ii) NonStop software may be licensed to non-affiliates of the Company identified in writing to Parent prior to the date hereof on terms and conditions mutually acceptable to the Company and Parent; and

                  (iii) operating systems and other software products may be licensed to the Company's customers in the ordinary course of business consistent with past practices.

               (f) the Company will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

               Section 5.02. Stockholder Meeting; Proxy Material. (a) The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement. In connection with such meeting, the Company will promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and otherwise comply with all legal requirements applicable to such meeting.

               (b) Except as provided in the next sentence, the Board of Directors of the Company shall recommend approval and adoption of this Agreement by the Company's stockholders. The Board of Directors of the Company shall be permitted to withdraw or modify in a manner adverse to Parent its recommendation to its stockholders, but only if and to the extent required, in response to an unsolicited bona fide written Acquisition Proposal, in order to comply with the fiduciary duties of the Board of Directors under applicable law as advised by the Company's outside counsel. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving the Company or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement.

               Section 5.03. Other Offers. From the date hereof until the termination hereof, the Company and its subsidiaries, and the officers, directors, financial or legal advisors of the Company and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that may be considering making, or has made, an Acquisition Proposal. The Company will promptly (and in no event later than 24 hours after receipt of the relevant Acquisition Proposal) notify Parent (which notice shall be provided orally and in writing and shall identify the person making the Acquisition Proposal and set forth the material terms thereof) after receipt of any Acquisition Proposal, indication that any person is considering making an Acquisition Proposal or request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person who is considering making or has made an Acquisition Proposal. The Company will keep Parent fully informed of the status and details of any such Acquisition Proposal or request. The Company shall, and shall cause its subsidiaries and the directors, officers and financial and legal advisors of the Company and its subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any persons conducted heretofore with respect to any Acquisition Proposal. Notwithstanding any provision of this Section, nothing in this Section shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to an Acquisition Proposal by a third party to the extent required under the 1934 Act or from making such disclosure to the Company's stockholders which, in the judgment of the Board of Directors with the advice of outside counsel, is required under applicable law; provided that nothing in this sentence shall affect the obligations of the Company and its Board of Directors under any other provision of this Agreement.


                                   ARTICLE 6

                              Covenants of Parent

               Parent agrees that:

               Section 6.01. Conduct of Parent. Parent agrees that from the date hereof until the Effective Time, Parent and its subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, and except as disclosed in the Parent Schedule of Exceptions, from the date hereof until the Effective Time:

               (a) Parent will not adopt or propose any change in its certificate of incorporation or bylaws;

               (b) Parent will not, and will not permit any of its subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; and

               (c) Parent will not, and will not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

               Section 6.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

               Section 6.03. Voting of Shares. Parent agrees to vote all shares of Company Stock beneficially owned by it in favor of adoption of this Agreement at the Company Stockholder Meeting.

               Section 6.04. Director and Officer Liability. For six years after the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of the Company in respect of acts or omissions occurring prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof. For six years after the Effective Time, Parent will cause the Surviving Corporation to use its best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof. At the Effective Time, Surviving Corporation shall assume the Company's obligations under the Directors' Indemnification Agreements in the form provided to Parent prior to the date hereof.

               Section 6.05. Registration Statement; Form S-8. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement (and Registration Statements on Form S-8 as necessary to register shares of Parent Stock underlying Substitute Options), and shall use its reasonable best efforts to cause the Registration Statement (and such Registration Statements on Form S-8) to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger or pursuant to Substitute Options.

               Section 6.06. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in connection with the Merger (and the shares of Parent Stock underlying Substitute Options) to be listed on the New York Stock Exchange, subject to official notice of issuance.

               Section 6.07. Employee Benefits. For one year following the Effective Time, the employees of the Company and its subsidiaries will be provided compensation and benefits that are, in the reasonable judgment of Parent, substantially comparable in the aggregate to those provided by the Company to its employees as of the date hereof, excluding all forms of stock-based or equity-based compensation (other than the Company's Stock Purchase Plan). After the Effective Time, Parent shall recognize service with the Company and its subsidiaries as service for all purposes under any employee benefit plan or arrangement maintained by Parent. The TIP and SEIP plans of the Company will remain in effect through September 30, 1997. Nothing in this Section shall obligate Parent, the Company or any of their respective subsidiaries to continue the employment of any person for any period.

               Section 6.08. Board Candidate. Parent agrees that, immediately following the Effective Time, it will (a) increase the size of its Board of Directors (the "Parent Board") by one, and (b) cause, subject to the following sentence, the candidate recommended by the Company's Board of Directors immediately prior to the Effective Time (the "Company Candidate") to be elected as a member of the Parent Board. The Company Candidate shall (i) be "independent" as such term is applied under the corporate governance standards of the Parent Board and (ii) be otherwise satisfactory to Parent, in its reasonable judgment. Such candidate shall continue to serve as a director of Parent until the first Annual Meeting of the Parent next following the Effective Time, and, subject to meeting Parent's corporate governance standards applicable to all director nominees, shall be nominated for reelection (to serve one additional one-year term) at such Annual Meeting by the Parent Board.


                                  ARTICLE 7

                      Covenants of Parent and the Company

               The parties hereto agree that:

               Section 7.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Company Stock Option Agreement.

               Section 7.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the Company Stock Option Agreement and in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

               Section 7.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

               Section 7.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

               Section 7.05. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other party hereto of:

               (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or the Company Stock Option Agreement;

               (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement or the Company Stock Option Agreement; and

               (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting such party that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.12, 3.13, 3.17, 4.12, 4.13 or 4.17 (as the case may be) or that relate to the consummation of the transactions contemplated by this Agreement or the Company Stock Option Agreement.

               Section 7.06. Tax-free Reorganization; Pooling. (a) Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a 368 Reorganization, and will not take any action reasonably likely to cause the Merger not to so qualify. Parent shall not take, or cause the Company to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a 368 Reorganization.

               (b) Each party will use its reasonable best efforts to cause the Merger to qualify for pooling of interest accounting treatment as described in Sections 3.18 and 4.18 and will not take any action (or suffer any omission) reasonably likely to cause the Merger not to so qualify.

               (c) Each party shall use reasonable best efforts to obtain the opinions referred to in Sections 8.01(f), 8.02(b) and 8.03(b).

               Section 7.07. Affiliates. (a) Within 45 days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use its reasonable best efforts to obtain a written agreement from each person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit A hereto.

               (b) Within 45 days following the date of this Agreement, Parent shall deliver to the Company a letter identifying all known persons who may be deemed affiliates of Parent under Rule 145 of the 1933 Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use its reasonable best efforts to obtain a written agreement from each person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit B hereto.

               Section 7.08. Access to Information; Confidentiality. (a) From the date hereof until the Effective Time, the Company and Parent will give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, furnish to the other party and its representatives such financial and other data and information as such party and its representatives may reasonably request and instruct its own employees and representatives to cooperate with the other party in its investigations. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and Parent, as the case may be. No investigation pursuant to this Section shall affect any representation or warranty made by any party hereunder.

               (b) All information obtained by Parent or the Company pursuant to this Section shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated June 13, 1997 between Parent and the Company.


                                   ARTICLE 8

                           Conditions to the Merger

               Section 8.01. Conditions to the Obligations of Each Party. he obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

               (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law;

               (b) any applicable waiting period under the HSR Act and the EC Merger Regulation relating to the Merger shall have expired or been terminated;

               (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

               (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

               (e) the shares of Parent Stock to be issued in the Merger (as well as the shares of Parent Stock to be issued upon exercise of Substitute Options) shall have been approved for listing on the NYSE, subject to official notice of issuance;

               (f) Parent and the Company shall have received the advice of Price Waterhouse LLP and Ernst & Young LLP, in writing and otherwise in form and substance reasonably satisfactory to Parent and the Company, that confirms Parent management's assessment (in the case of Price Waterhouse
LLP) and Company management's assessment (in the case of Ernst & Young LLP) that the Merger will qualify for pooling of interest accounting treatment under GAAP.

               Section 8.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and Parent shall have received a certificate signed by an executive officer of the Company (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

               (b) Parent shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits C and D hereto.

               Section 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

              (a) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Parent and Merger Subsidiary contained in this Agreement and in any certificate or other writing delivered by Parent or Merger Subsidiary pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate signed by an executive officer of Parent and Merger Subsidiary (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

              (b) The Company shall have received an opinion of Morrison & Foerster LLP in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits C and D hereto.


                                   ARTICLE 9

                                  Termination

               Section 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Board of Directors of the Company or Parent or the stockholders of the Company):

               (a) by mutual written agreement of the Company and Parent;

               (b) by either the Company or Parent, if

                      (i) the Merger has not been consummated on or before
               December 31, 1997; provided that the right to terminate this Agreement pursuant to this Section shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                     (ii) there shall be any law or regulation that makes
               consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

                    (iii) this Agreement shall not have been approved and
               adopted in accordance with Delaware Law by the Company's stockholders at the Company Stockholder Meeting (or any adjournment thereof).

               (c) by Parent, if

                      (i) there shall be any law or regulation that makes the
               exercise of Parent's rights (including the purchase of shares of Company Stock) under the Company Stock Option Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining such exercise is entered and such judgment, injunction, order or decree shall have become final and non-appealable; or

                     (ii) (x) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or (y) there shall be any breach of any provision of Section 5.02(a) or 5.03.


The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

               Section 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that the agreements contained in Sections 7.08(b), 10.04, 10.06, 10.07 and 10.08 shall
survive the termination hereof and   no such termination shall release any
party of any liabilities or damages resulting from any willful or grossly negligent breach by that party of any provision of this Agreement.


                                   ARTICLE 10

                                 Miscellaneous

               Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

               if to Parent or Merger Subsidiary, to:

                       J. David Cabello, Esq.
                       Senior Vice President
                       General Counsel and Secretary
                       Compaq Computer Corporation
                       20555 SH 249
                       Houston, TX 77070
                       Fax:  281-518-8209

                       with a copy to:


                       Davis Polk & Wardwell
                       450 Lexington Avenue
                       New York, New York 10017
                       Fax: (212) 450-4800
                       Attention: Christopher Mayer

                       if to the Company, to:

                       Roel Pieper
                       Chief Executive Officer
                       Tandem Computers Incorporated
                       19333 Vallco Parkway
                       Cupertino, CA 95014-2599
                       Fax: 408-285-2772

                       and

                       Josephine T. Parry
                       Vice President, General Counsel
                        & Secretary
                       10435 N. Tantau Avenue, LOC 200-16
                       Cupertino, CA
                       Fax: 408-285-4677

                       with a copy to:

                       Morrison & Foerster LLP
                       755 Page Mill Road
                       Palo Alto, California 94304
                       Fax: (415) 494-0792
                       Attention: William D. Sherman

                       Morrison & Foerster LLP
                       1290 Avenue of the Americas
                       New York, New York 10104
                       Fax: (212) 468-7900
                       Attention: Joseph W. Bartlett

or such other address or fax number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

               Section 10.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for the agreements set forth in Sections 6.04, 6.07, 6.08, 7.08(b), 10.04, 10.06, 10.07 and 10.08.

               Section 10.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 10.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

               (b) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to $55 million promptly, but in no event later than two business days, after the termination of this Agreement as a result of the occurrence of any of the events set forth in:

                     (i) Section 9.01(b)(iii); provided that an Acquisition
               Proposal shall have been publicly announced at any time prior to the date of such stockholder vote; or


                    (ii) Section 9.01(c)(ii).

               (c) The Company agrees to pay Parent in immediately available funds by wire transfer an amount equal to Parent's reasonable expenses incurred in connection with this transaction (but not to exceed $20 million) if (x) this Agreement shall have been terminated pursuant to
Section 9.01(b)(i), (y) any representation or warranty made by the Company in this Agreement shall not have been true and correct as of the date hereof, and (z) the condition in Section 8.02(a) relating to representations and warranties shall not have been satisfied. Such payment shall be made promptly, and in no event later than two business days, after such termination.

               (d) Parent agrees to pay the Company in immediately available funds by wire transfer an amount equal to the Company's reasonable expenses incurred in connection with this transaction (but not to exceed $20 million) if (x) this Agreement shall have been terminated pursuant to
Section 9.01(b)(i), (y) any representation or warranty made by Parent in this Agreement shall not have been true and correct as of the date hereof, and (z) the condition in Section 8.03(a) relating to representations and warranties shall not have been satisfied. Such payment shall be made promptly, and in no event later than two business days, after such termination.

               Section 10.06. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

               Section 10.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

               Section 10.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.
Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

               Section 10.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 10.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

               Section 10.10. Entire Agreement. This Agreement, the Company Stock Option Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

               Section 10.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

               Section 10.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any parts. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

               Section 10.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

               Section 10.14.  Definitions and Usage. (a) For purposes of this
Agreement:

               "affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person.

               "knowledge" of any person which is not an individual means the knowledge of such person's officers after reasonable inquiry.

               "material adverse effect" means, when used in connection with Parent or the Company, any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, as the case may be.

               "officer" means (i) in the case of Parent and the Company, any executive officer of Parent or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act as well as (ii) in the case of the Company, the Vice President and General Managers of the Company's Americas, Europe, Japan and Asia-Pacific regions.

               "person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "subsidiary" means, with respect to any person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such person.

               A reference in this Agreement to any statute shall be to such statute as amended from time to time, and to the rules and regulations promulgated thereunder.

               (b) Each of the following terms is defined in the Section set forth opposite such terms:

           1933 Act.......................................    3.03
           1934 Act.......................................    3.03
           368 Reorganization.............................    3.18
           Acquisition Proposal...........................    5.02(b)
           Company 10-K...................................    3.06
           Company 10-Q...................................    3.07(a)(iv)
           Company Balance Sheet Date.....................    3.08
           Company Balance Sheet..........................    3.08
           Company Employee Plan..........................    3.16(a)
           Company Proxy Statement........................    3.09(a)
           Company SEC Filings............................    3.07(a)(iv)
           Company Stock..................................    1.02(a)
           Company Stock Option Agreement.................    3.02(a)
           Company Stockholder Meeting....................    5.02(a)
           Delaware Law...................................    1.01(a)
           EC Merger Regulation...........................    3.03
           Effective Time.................................    1.01(b)
           Environmental Laws.............................    3.17(c)
           Environmental Permits..........................    3.17(c)
           ERISA..........................................    3.16(a)
           GAAP...........................................    3.15
           HSR Act........................................    3.03
           Lien...........................................    3.04
           Merger.........................................    1.01
           Merger Consideration...........................    1.02(a)
           Parent 10-Q....................................    4.07(a)(iv)
           Parent Balance Sheet...........................    4.08
           Parent Balance Sheet Date......................    4.08
           Parent Employee Plan...........................    4.16
           Parent SEC Filings.............................    4.07(a)(iv)
           Parent Stock...................................    1.02(a)
           Registration Statement.........................    4.09(a)
           SEC............................................    3.07(a)(iv)
           Surviving Corporation..........................    1.01(a)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          TANDEM COMPUTERS INCORPORATED


                                          By: /s/ Roel Pieper
                                              ----------------------------
                                              Roel Pieper
                                              Vice Chairman and
                                              Chief Executive Officer



                                          COMPAQ COMPUTER CORPORATION


                                          By: /s/ Eckhard Pfeiffer
                                              ----------------------------
                                              Eckhard Pfeiffer
                                              President and Chief Executive
                                              Officer



                                          COMPAQ-PROJECT, INC.


                                          By: /s/ John T. Rose
                                              ----------------------------
                                              John T. Rose
                                              President




                                                                     EXHIBIT A

                              AFFILIATE'S LETTER
                        (Tandem Computers Incorporated)

                                                            ____________, 1997

Compaq Computer Corporation
20555 SH 249
Houston, TX 77070

Tandem Computers Incoporated
19333 Vallco Parkway
Cupertino, CA 95014-2599

Ladies and Gentlemen:

               The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Tandem Computers Incorporated, a Delaware corporation ("Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of June 22, 1997 (the "Agreement") among Company, Compaq Computer Corporation, a Delaware corporation ("Parent"), and Compaq-Project, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), Merger Subsidiary will be merged with and into Company with Company to be the surviving corporation in the merger (the "Merger").

               As a result of the Merger, the undersigned will receive shares of Common Stock, par value $.01 per share, of Parent (the "Parent Common Stock") in exchange for shares owned by the undersigned of Common Stock, par value $.025 per share, of Company (the "Company Common Stock").

               The undersigned represents, warrants and covenants to Parent and Company that as of the date the undersigned receives any Parent Common Stock as a result of the Merger:

               A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

               B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Company.

               C. The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed to be an affiliate of Company, the undersigned may not sell, transfer or otherwise dispose of the Parent Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel for Parent, such transaction would not have, directly or indirectly, any adverse consequences for Parent with respect to the treatment of the Merger for tax purposes.

               D. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration.

               E. The undersigned also understands that there will be placed on the certificates for the Parent Common Stock issued to the undersigned or any substitution thereof, a legend stating in substance:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF PARENT."

               F. The undersigned also understands that unless the transfer by the undersigned of the undersigned's Parent Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE
               ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT
               BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               It is understood and agreed that the legends set forth in paragraphs E and F above and any stop transfer legends pursuant to paragraph G shall be removed by delivery of substitute certificates without such legend if
(i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               G. The undersigned understands that the Merger is intended to be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and the undersigned's compliance with certain of the covenants and agreements, set forth herein. Accordingly, the undersigned will not sell, transfer or otherwise dispose of the undersigned's interests in, or acquire or sell any options or other securities relating to securities of Parent or Company that would be intended to reduce the undersigned's risk relative to, any shares of common stock of either Parent or Company beneficially owned by the undersigned, during the period commencing on the 30th day prior to the effectiveness of the Merger and ending at such time as results covering at least 30 days of post-Merger combined operations have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Securities Exchange Commission ("SEC"), a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations (the "Combined Financial Results Report"). The undersigned also understand that stop transfer instructions will be given to the transfer agents of Parent and Company in order to prevent any breach of the covenants and agreements the undersigned makes in this Section G, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

               H. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

               I. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Parent and Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

               Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          By: ______________________________
                                              Name:




Accepted this ____ day of
____________, 1997.


COMPAQ COMPUTER CORPORATION



By: _____________________________
    Name:
    Title:


                                                                     EXHIBIT B


                    AFFILIATE'S LETTER RELATING TO POOLING
                         (Compaq Computer Corporation)

                                                               _________, 1997

Compaq Computer Corporation
20555 SH 249
Houston, TX 77070

Tandem Computers Incorporated
19333 Vallco Parkway
Cupertino, CA 95014-2599

Ladies and Gentlemen:

               Pursuant to the terms of the Agreement and Plan of Merger dated as of June 22, 1997 (the "Agreement") among Compaq Computer Corporation, a Delaware corporation ("Parent"), Tandem Computers Incorporated, a Delaware corporation ("Company"), and Compaq-Project, Inc., a Delaware corporation ("Merger Subsidiary"), Merger Subsidiary will be merged with and into Company with Company to be the surviving corporation in the Merger (the "Merger").

               I represent, warrant and covenant with and to Parent and Company that:

               A. I understand that the Merger is intended to be accounted for using the "pooling-of-interests" method and that such treatment for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties, and my compliance with certain of the covenants and agreements, set forth herein. Accordingly, I will not sell, transfer or otherwise dispose of my interests in, or acquire or sell any options or other securities relating to securities of Parent or Company that would be intended to reduce my risk relative to, any shares of common stock of either Parent or Company beneficially owned by me, during the period commencing on the 30th day prior to the effectiveness of the Merger and ending at such time as results covering at least 30 days of post-Merger combined operations have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the Securities Exchange Commission ("SEC"), a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or arrangement which concludes such combined results of operations (the "Combined Financial Results Report").

               B. I also understand that stop transfer instructions will be given to the transfer agents of Parent and Company in order to prevent any breach of the covenants and agreements I make in paragraph A, although such stop transfer instructions will be promptly rescinded upon the publication of the Combined Financial Results Report.

               C. I understand and agree that this letter agreement shall apply to all shares of the capital stock of Parent and Company that are deemed to be beneficially owned by me pursuant to applicable federal securities laws.


                                            Very truly yours,

                                            --------------------------------
                                            Name:


Accepted this ____ day of
____________, 1997.

COMPAQ COMPUTER CORPORATION


By:______________________
    Name:
    Title:


                                                                     EXHIBIT C


                         COMPANY REPRESENTATION LETTER

                                                              [Effective Time]


Morrison & Foerster LLP
755 Page Hill Road
Palo Alto, CA 94304

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017


Ladies and Gentlemen:

               In connection with the opinions to be delivered pursuant to Sections 8.02(b) and 8.03(b) of the Agreement and Plan of Merger (the "Agreement")(1) dated June 22, 1997, among Compaq Computer Corporation, a Delaware corporation ("Parent"), Compaq-Project, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Tandem Computers Incorporated, a Delaware corporation ("Company"), the undersigned officers of Company hereby certify and represent as to Company that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement and as described in the Company Proxy Statement dated _________, 1997 (the "Proxy Statement") are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

               1. The consideration to be received in the Merger by holders of Company Stock was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Stock and cash in lieu of a fractional share thereof.

----------
(1) References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

               2. There is no plan or intention by any of the holders of Company Stock who own 5% or more of the Company Stock, and to the knowledge of the management of Company, there is no plan or intention on the part of the remaining holders of Company Stock to sell, exchange, transfer or otherwise dispose (including by transactions such as a short sale which would have the economic effect of a disposition) of a number of shares of Parent Stock to be received by them in connection with the Merger that would reduce the Company shareholders' ownership of Parent Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of all of the formerly outstanding stock of Company immediately prior to the Effective Time. For purposes of this representation, shares of Company Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Stock are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock that are sold, redeemed or disposed of prior to the Merger and in contemplation or as part of the Merger, and shares of Parent Stock that are held by holders of Company Stock at or prior to the Effective Time and that are otherwise sold, redeemed or disposed of subsequent to the Merger will be taken into account for purposes of this representation.

               3. After the Merger, to the knowledge of the management of Company, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay Company's reorganization expenses and all payments, redemptions and distributions made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by Company prior to the Merger will be for fair market value.

               4. In the Merger, to the knowledge of the management of Company, Merger Subsidiary will have no liabilities (other than immaterial liabilities related to its incorporation) assumed by Company and will not transfer to Company any assets subject to liabilities.

               5. No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the merger.

               6. Company and the holders of Company Stock each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Company has not paid or will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock.

               7. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

               8. Company has no authorized stock other than Company Stock, junior common stock, par value $.025 per share, and preferred stock, par value $.10 per share. At the date hereof, the only capital stock of Company issued and outstanding is Company Stock.

               9. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company Stock exchanged for cash or other property will be treated as outstanding Company Stock at the Effective Time.

              10. There exist no options, warrants, convertible securities or other rights to acquire Company stock, other than certain rights held by Microsoft Corporation to acquire 1 million shares of Company Stock and rights pursuant to employee stock options and employee stock purchase plans in existence as of the date of the Agreement.

              11. In the Merger, no liabilities of the shareholders of Company will be assumed by Parent and none of the Company Stock acquired by Parent will be subject to liabilities. Furthermore, to the knowledge of the management of Company, there is no plan or intention for Parent to assume any liabilities of Company.

              12. Company is not an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

              13. Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

              14. At the Effective Time, the total fair market value of the assets of Company exceeds the total liabilities of Company assumed, including the amount of any liabilities to which the assets of Company are subject.

              15. The payment of cash in lieu of fractional shares of Parent Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed __% of the total consideration that will be issued in the Merger to holders of Company Stock. The fractional share interests of each holder of Company Stock will be aggregated and, to the knowledge of the management of Company, no holder of Company Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Stock.

              16. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Merger Subsidiary, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

              17. Since the date of the Agreement, except for the issuance of Company Stock pursuant to the rights described in paragraph 10 hereof, Company has not issued any additional shares of Company Stock.

              18. No holders of Company Stock have dissenters' rights with respect to the Merger under applicable laws.

              19. Except as disclosed in the Company's Schedule of Exceptions, Company has not redeemed any of its stock, made any distributions with respect to its stock, or disposed of any of its assets in contemplation or as part of the Merger, excluding for purposes of this representation regular, normal dividends and common stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.

              20. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and none of the material terms and conditions therein have been or will be waived or modified.

              21. Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

               We understand that Morrison & Foerster LLP and Davis Polk & Wardwell will rely on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are untrue, incorrect or incomplete in any respect.


                                Very truly yours,


                                TANDEM COMPUTERS INCORPORATED


                                By:__________________________________

                                Title:_______________________________




                                                                     EXHIBIT D


                   PARENT CORPORATION REPRESENTATION LETTER

                                                              [Effective Time]


Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017

Morrison & Foerster LLP
755 Page Hill Road
Palo Alto, CA 94304


Ladies and Gentlemen:

               In connection with the opinion to be delivered pursuant to Sections 8.02(b) and 8.03(b) of the Agreement and Plan of Merger (the "Agreement")(2) dated June __, 1997, among Compaq Computer Corporation, a Delaware corporation ("Parent"), Compaq-Project, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and Tandem Computers Incorporated, a Delaware corporation ("Company"), the undersigned officers of Parent and Merger Subsidiary hereby certify and represent as to Parent and Merger Subsidiary that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement and as described in the Company Proxy Statement dated ________, 1997 (the "Proxy Statement"), are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

                1. The consideration to be received in the Merger by holders of Company Stock was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than Parent Stock and cash in lieu of a fractional share thereof.

----------
(2) References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or annex thereto.

                2. To the knowledge of the management of Parent and Merger Subsidiary, there is no plan or intention on the part of the holders of Company Stock to sell, exchange, transfer or otherwise dispose (including by transactions such as a short sale which would have the economic effect of a disposition) of a number of shares of Parent Stock to be received by them in connection with the Merger that would reduce the Company shareholder's ownership of Parent Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of all of the formerly outstanding stock of Company immediately prior to the Effective Time. For purposes of this representation, shares of Company Stock exchanged for cash or other property or exchanged for cash in lieu of fractional shares of Parent Stock are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock that are sold, redeemed or disposed of prior to the Merger and in contemplation or as part of the Merger, and shares of Parent Stock that are held by holders of Company Stock at or prior to the Effective Time and that are otherwise sold, redeemed, or disposed of subsequent to the Merger will be taken into account for purposes of this representation.

                3. After the Merger, to the knowledge of the management of Parent, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay reorganization expenses and all payments, redemptions and distributions made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by Merger Subsidiary prior to the Merger will be for fair market value.

                4. Prior to the Merger, Parent will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). Merger Subsidiary has been formed solely in order to consummate the Merger, and at no time has or will Merger Subsidiary conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

                5. Following the Merger, Company has no plan or intention to issue and Parent has no plan or intention to cause Company to issue additional shares of stock that would result in Parent losing control of Company within the meaning of Section 368(c) of the Code.

                6. Neither Parent nor any corporation affiliated with Parent has any plan or intention to purchase, redeem or otherwise acquire any of the Parent Stock issued pursuant to the Merger.

                7. Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Merger Subsidiary in the Merger, except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Section 368(a)(2)(C) of the Code, or (iii) asset dispositions to the extent that all such dispositions, sale, transfer or exchange of assets will not, in the aggregate, violate paragraph 3 of this letter.

                8. In the Merger, Merger Subsidiary will have no liabilities (other than immaterial liabilities related to its incorporation) assumed by Company and will not transfer to Company any assets subject to liabilities.

                9. Following the Merger, Company will continue (and Parent will cause Company to continue) its historic business or use a significant portion of its historic business assets in a business.

               10. Parent and Merger Subsidiary each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Stock.

               11. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

               12. All shares of Parent Stock into which shares of Company Stock will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by Parent directly to holders of Company Stock pursuant to the Merger.

               13. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Code, will be exchanged solely for voting stock of Parent. For purposes of this representation, any shares of Company Stock exchanged for cash or other property will be treated as outstanding Company Stock at the Effective Time.

               14. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and none of the Company Stock acquired by Parent will be subject to liabilities. Furthermore, there is no plan or intention for Parent to assume any liabilities of Company.

               15. Neither Parent nor Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F) of the Code.

               16. The payment of cash in lieu of fractional shares of Parent Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed __% of the total consideration that will be issued in the Merger to holders of Company Stock. The fractional share interests of each holder of Company Stock will be aggregated and, to the knowledge of the management of Parent, no holder of Company Stock will receive cash in an amount equal to or greater than the value of one full share of Parent Stock.

               17. None of the employee compensation received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Merger Subsidiary, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

                 18. During the past 5 years, none of Parent or any subsidiary thereof has owned or owns, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

                 19. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

                 20. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Subsidiary, and Company with respect to the Merger.

                 21. Neither Parent nor Merger Subsidiary will take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.


               We understand that Davis Polk & Wardwell and Morrison & Foerster LLP will rely on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are untrue, incorrect or incomplete in any respect.


                                           Very truly yours,

                                           COMPAQ COMPUTER CORPORATION


                                           By:_____________________________

                                           Title:__________________________



                                           COMPAQ-PROJECT, INC.


                                           By:_____________________________

                                           Title:__________________________